                                                          REGISTRATION NO. 333-
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                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                             RESOURCE AMERICA, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)
                                      679
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)
                                   72-0654145
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

    1521 Locust Street, Fourth Floor, Philadelphia, PA 19102 (215) 546-5005 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ------------------
                   MICHAEL L. STAINES, SENIOR VICE PRESIDENT
                             Resource America, Inc.
                        1521 Locust Street, Fourth Floor
                             Philadelphia, PA 19102
                                 (215) 546-5005
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ------------------
                                WITH COPIES TO:

                          J. BAUR WHITTLESEY, ESQUIRE
                            Ledgewood Law Firm, P.C.
                         1521 Locust Street, Suite 800
                             Philadelphia, PA 19102
                             LEE MEYERSON, ESQUIRE
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                               New York, NY 10017

                               ------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [x] File No. 333-13905

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


Title of Each Class                     Proposed Maximum        Amount of
of Securities to be                    Aggregate Offering      Registration
   Registered                              Price(1)               Fee
Common Stock par
 value $.01 per
 share...................................   $3,328,000          $1,009

(1) Estimated solely for the purposes of calculating the amount of the registration fee.

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
Incorporation By Reference of Registration Statement on Form S-1, File No. 333-13905

        Resource America, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-13905) declared effective on November 26, 1996 by the Securities and Exchange Commission.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 26, 1996.


                                          Resource America, Inc.

                                          By: /s/ Edward E. Cohen
                                             -------------------------------
                                              Edward E. Cohen, Chairman of the
                                              Board of Directors, Chief
                                              Executive Officer and President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 26, 1996.


        /s/ Edward E. Cohen
---------------------------------------
EDWARD E. COHEN, Chairman of the
Board of Directors, Chief Executive
Officer, President and Director
(Chief Executive Officer)

       /s/ Carlos C. Campbell
---------------------------------------
CARLOS C. CAMPBELL, Director

          /s/ John R. Hart
---------------------------------------
JOHN R. HART, Director

        /s/ Andrew M. Lubin
---------------------------------------
ANDREW M. LUBIN, Director

       /s/ Alan D. Schreiber
---------------------------------------
ALAN D. SCHREIBER, M.D., Director

       /s/ Michael L. Staines
---------------------------------------
MICHAEL L. STAINES,
Senior Vice President, Secretary
and Director

         /s/ John S. White
---------------------------------------
JOHN S. WHITE, Director

        /s/ Nancy J. McGurk
---------------------------------------
NANCY J. MCGURK, Vice
President - Finance
(Chief Accounting Officer)

                                 EXHIBIT INDEX

EXHIBITS                  DESCRIPTION

     5     Opinion of Ledgewood Law Firm, P.C.
     23.1  Consent of Grant Thornton LLP
     23.2  Consent of Ledgewood Law Firm, P.C. (included in exhibit 5)